Exhibit 99.3

Sunoco LP Announces Conditional Redemption and Cash Tender Offer and Consent Solicitation for Any and All of Its 5.500% Senior Notes Maturing in 2026

PRESS RELEASE

Published October 5, 2021

DALLAS, Texas, October 5, 2021 /PRNewswire/ — Sunoco LP (“Sunoco”) (NYSE: SUN), a master limited partnership engaged in the distribution of motor fuels to independent dealers, distributors, and other customers and the distribution of motor fuels to end customers at retail sites operated by commission agents, today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 5.500% senior notes due 2026 (the “Notes”).

In connection with the Tender Offer, Sunoco is also soliciting (the “Consent Solicitation”) from holders of the Notes consents (the “Consents”) to proposed amendments to the indenture, dated as of January 23, 2018 (as supplemented as of the date hereof, the “Indenture”), which governs the Notes, providing for the shortening of the minimum notice periods under the Indenture for the optional redemption of the Notes by Sunoco (the “Proposed Amendments”). The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated October 5, 2021 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offer.

CUSIP	Outstanding Principal Amount	Title of Notes	Early Tender Payment(1)(2)	Tender Offer Consideration (1)(3)(4)	Total Consideration (1)(3)(5)
86765LAL1	$800,000,000.00	5.500% Senior Notes due 2026	$30.00	$999.50	$1,029.50

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline.
(3)

Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date (each, as defined in the Offer to Purchase and Consent Solicitation Statement), as applicable, that will be paid on the Notes accepted for purchase.

(4)	Tender Offer Consideration for Notes tendered and accepted for purchase after the Early Tender Deadline.
(5)	Total Consideration for Notes tendered and accepted for purchase at or prior to the Early Tender Deadline.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of November 2, 2021, unless extended or earlier terminated by Sunoco (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer, holders of Notes that are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on October 19, 2021 (such date and time, as it may be extended, the “Early Tender Deadline”) and accepted for purchase pursuant to the Tender Offer will be eligible to receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable.

The consummation of the Tender Offer and Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, Sunoco consummating the New Debt Financing (as defined in the Offer to Purchase and Consent Solicitation Statement) on terms satisfactory to it, including having sufficient net proceeds available therefrom, together with cash on hand, that will allow it to purchase the Notes pursuant to the Tender Offer.

In order for the Proposed Amendments to be adopted, Consents must be received in respect of at least a majority of the aggregate principal amount of the Notes then outstanding (excluding Notes held by Sunoco or its affiliates) (the “Requisite Consents”). Assuming receipt of the Requisite Consents, Sunoco expects to execute and deliver a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments, promptly following the receipt of the Requisite Consents. The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative until Sunoco accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offer.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the Tender Offer and the Consent Solicitation on or prior to the Early Tender Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Early Tender Deadline that are not validly withdrawn or validly revoked prior to the Early Tender Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

Concurrently with the commencement of the Tender Offer and the Consent Solicitation and conditioned upon the receipt of the net proceeds from the New Debt Financing, Sunoco issued a notice of redemption for any Notes that remain outstanding following the consummation or termination of the Offer and the Consent Solicitation. Any such redemption would be made in accordance with the terms of the Indenture, which provides for a redemption price equal to 102.750%, plus accrued and unpaid interest thereon to the redemption date. In addition, assuming the execution and delivery of the Supplemental Indenture, Sunoco currently intends, in accordance with the terms and conditions of the Indenture, as may be amended as a result of the Proposed Amendments, to issue a notice of redemption to the holders of any outstanding Notes on the Early Settlement Date, if any, although Sunoco has no legal obligation to do so and the selection of any particular redemption date is in its discretion. These statements shall not constitute a notice of any such redemptions under the Indenture. Any such notice, if made, will only be made in accordance with the provisions of the Indenture.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Citigroup Global Markets Inc. and MUFG Securities Americas Inc. are the dealer managers and solicitation agents (the “Dealer Managers”) in the Tender Offer and Consent Solicitation. D.F. King & Co., Inc. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (Toll Free) or (212) 723-6106 or MUFG Securities Americas Inc. at (877) 744-4532 (Toll Free) or (212) 405-7481. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at sunoco@dfking.com (email), (800) 817-5468 (Toll-Free) or (212) 269-5550.

None of Sunoco, its board of directors, the Dealer Managers, the Depositary and Information Agent, the Trustee under the Indenture, or any of Sunoco’s affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Sunoco by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Sunoco LP

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. Sunoco’s general partner is owned by Energy Transfer LP (NYSE: ET).

Forward-Looking Statements

This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in Sunoco’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, Sunoco has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent decline in commodity prices, and cannot predict the length and ultimate impact of those risks. Sunoco undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on our website at www.sunocolp.com.

Contacts

Scott Grischow

Vice President – Investor Relations and Treasury

(214) 840-5660, scott.grischow@sunoco.com

James Heckler

Director – Investor Relations and Corporate Finance

(214) 840-5415, james.heckler@sunoco.com

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